Exhibit 10.5(d)

FIRST AMENDMENT TO MASTER REVOLVING PROMISSORY NOTE

          THIS FlRST AMENDMENT TO MASTER REVOLVING PROMISSORY NOTE (this “Amendment”) is executed on April 18, 2006 (the “Effective Date”), by and between UNIVERSAL POWER GROUP, INC., a Texas corporation (“Borrower”), and COMPASS BANK (together with its successors and assigns, “Lender”).

RECITALS

          A.           Borrower executed to the order of Lender that certain Master Revolving Promissory Note, dated December 14, 2004, in the maximum principal amount of $12,000,000.00 (as amended hereby, the “Note”). The Note, as well as certain other documents and instruments evidencing and/or securing the indebtedness evidenced by such Note, have been modified pursuant to (i) that certain Renewal and Modification Agreement, dated March 23, 2006, by and between Borrower and Lender (the “First Modification”), and (ii) that certain Second Renewal and Modification Agreement, dated of even date herewith, by and between Borrower and Lender (the “Second Modification”). Unless otherwise defined herein, capitalized terms shall have the meaning assigned to them in the Note.

          B.           Borrower and Lender desire to increase the maximum principal amount and amend certain other terms of the Note and, pursuant to the terms and conditions of the Second Modification, have agreed to execute this Amendment to reflect such changes.

AGREEMENT

          NOW, THEREFORE, in consideration of the above Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and Lender hereby amend the Note as follows:

          1.           Beginning as of the Effective Date, any and all references to the principal sum or principal amount of the Note (as modified by the First and Second Modification) shall be amended from “$12,000,000.00” to “$16,000,000.00” and from “Twelve Million and No/100 Dollars ($12,000,000.00)” to “Sixteen Million and No/100 Dollars ($16,000,000.00),” respectively, as appropriate; provided, however, that Lender's obligation to advance such sum shall remain subject to limitations upon Advances (as defined in the Note) as provided pursuant to the terms and conditions of the Note (as hereby amended, and as heretofore modified pursuant the First Modification and the Second Modification) and Security Agreement (as defined in the Note, and as modified pursuant to the First Modification and Second Modification), all of such limitations to remain in full force and effect.

          2. The fifth paragraph of the Note shall be deleted and amended to read in its entirety as follows:

          “Maker shall have the right, and in certain instances may be required, to prepay, at any time and from time to time prior to maturity, all or any part of the unpaid principal balance of this Note and all or any part of the unpaid interest accrued to the date of such prepayment, provided that any such principal thus paid is accompanied by accrued interest on such principal as well as the applicable Prepayment Fee (defined below), if applicable. Any partial prepayments of principal shall be applied to installments thereof in the inverse order of maturity. Maker may borrow, repay, and reborrow up to the principal face amount of this Note, except as otherwise limited by the Security Agreement. It is contemplated that, by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect subsequent to each occurrence until the Maturity Date. Notwithstanding the foregoing, in the event Maker elects to prepay all or any portion of the unpaid principal balance of this Note and all or any part of the unpaid interest accrued to the date of such prepayment, Maker shall be required to pay to Payee a “Prepayment Fee” (so called herein) equal to a percentage amount of any such prepayment as follows: (a) three quarters percent (0.75%), if such prepayment is made on or after December 14, 2004 but prior to December 14, 2005, (b) one half percent (0.5%), if such prepayment is made on or after December 14, 2005 but prior to December 14, 2006, (c) one quarter percent (0.25%), if such prepayment is made on or after December 14, 2006 but prior to the Maturity Date. Notwithstanding anything herein contained to the contrary, Maker acknowledges and agrees that, with respect to letters of credit issued by Payee for the benefit of Maker, at no time hereunder shall Payee be obligated to issue letters of credit or make advances thereunder in excess of Eight Hundred Seventy Five Thousand and No/100 Dollars ($875,000.00) in the aggregate at any given time hereunder.”

          3.           Except as expressly amended herein, the Note (as modified by the First and Second Modification) shall remain in full force and effect in accordance with its terms and conditions.

          4.           Notwithstanding the execution of this Amendment, the indebtedness evidenced by the Note shall remain in full force and effect, and nothing contained herein shall be interpreted or construed as resulting in a novation of such indebtedness. Borrower acknowledges and agrees that there are no offsets or defenses to payment of the obligations evidenced by the Note (as modified by the First and Second Modification), as hereby amended, and hereby waives any defense, claim or counterclaim of Borrower regarding the obligations of Borrower under the Note (as modified by the First and Second Modification), as hereby amended. Borrower represents that to its best knowledge there are no conditions of default or facts or consequences which will or could lead to a default under the obligations due from Borrower under the Note (as modified by the First and Second Modification), as amended herein.

[SIGNATURES ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be executed by their respective duly authorized representatives, as of the date first set forth above.

BORROWER:

UNIVERSAL POWER GROUP, INC.,
a Texas corporation

By:	/s/ Julie Sansom-Reese
Name:	Julie Sansom-Reese
Title:	Chief Financial Officer

By:	/s/ Ian Edmonds
Name:	Ian Edmonds
Title:	Chief Operating Officer

LENDER:

COMPASS BANK

By:
Name:
Title: